Exhibit 99.1

            Esterline Reports Fourth Quarter EPS of $.44;
           Earnings of $9.4 Million on $160.3 Million Sales

    BELLEVUE, Wash.--(BUSINESS WIRE)--Dec. 4, 2003--

          Solid Sales to Defense and Other Specialty Markets
                     Help Outpace Earlier Forecast

    Esterline Technologies (NYSE:ESL)(www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported strong fourth quarter performance, exceeding forecasted results for the quarter and fiscal year ended October 31. Fourth quarter income from continuing operations was $9.4 million, or $.44 per diluted share, on sales of $160.3 million. In the same period last year, income from continuing operations was $10.5 million, or $.50 per diluted share including $.14 per share from the favorable resolution of income tax audits, on sales of $124.9 million. Net income for the fourth quarter was $9.4 million, or $.44 per diluted share, compared with $7.6 million, or $.36 per share.
    Full year 2003 income from continuing operations was $29.7 million, or $1.41 per diluted share, including a third quarter foreign currency gain of approximately $1.9 million net of tax, or $.09 per share. The prior year's income from continuing operations was $31.3 million, or $1.49 per diluted share, including the favorable tax resolution of tax audits. Fiscal 2003 sales were $562.5 million compared with last year's sales of $434.8 million.
    Robert W. Cremin, Esterline CEO, noted that the company continues to perform well despite commercial aerospace market conditions that remain sluggish. Cremin said that the company is focused on consolidating recent acquisitions -- transactions that added about $90 million in incremental sales during the year. "As consolidation progresses, combined with slowly improving market conditions, we expect to begin to see steady performance improvement." And he emphasized that even without acquisitions, "...the performance was solid, with organic growth of roughly 10%."
    He attributed this performance principally to improved sales volumes of technology interface systems, including specialized switches, displays and controls for aircraft and land-based military vehicles and high-end medical equipment, as well as increased shipments of combustible ordnance components.
    Cremin said he was encouraged by the results, including two consecutive quarters of improving margins. He remained cautious about the near-term, however, reminding shareholders that Esterline's first quarter results are typically weaker than other quarters due to holiday plant closures and customer buying patterns. In addition, he said the company anticipates "...a one-time charge of about $.10 per share in the first half for severance expense related to the merger of recently acquired Weston Aerospace and our Auxitrol operation."
    He added though, that commercial aerospace "...appears to be at the bottom of the cycle, and we expect defense markets to remain strong and key industrial business to improve." He said that "...all in all, a reasonable earnings expectation for fiscal 2004 would be in the "...$1.50 to $1.60 range."
    Including charges for discontinued operations of $5.8 million net of tax, fiscal 2003 net earnings were $23.9 million, or $1.13 per diluted share. This compared with a loss of $1.3 million, or ($.06) per diluted share, for fiscal 2002, including a loss from discontinued operations of $25.0 million, or ($1.19) per diluted share, and a $7.6 million charge, or ($.36) per diluted share, for the cumulative effect of an accounting change as a result of the adoption of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."
    Orders received in the fourth quarter totaled $140.0 million compared with $155.2 million a year ago. Backlog at October 31, 2003, was $300.9 million compared with $281.7 million at the end of the prior-year period.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of Esterline, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to changes in aerospace/defense industry demand or because of current uncertainties associated with other risks detailed in the company's public filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended October 25, 2002.



ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Statement of Operations
In thousands, except per share amounts

                              Three months ended   Fiscal year ended
                              Oct 31,   Oct 25,    Oct 31,    Oct 25,
                               2003      2002       2003       2002
                              --------  --------  ---------  ---------
Segment Sales
   Avionics & Controls       $ 50,520  $ 46,701  $ 198,249  $ 171,709
   Sensors & Systems           44,511    28,626    146,976    104,942
   Advanced Materials          65,130    49,330    216,655    157,384
   Other                          165       230        574        774
                             --------- --------- ---------- ----------

Net Sales                     160,326   124,887    562,454    434,809

Cost of Sales                 106,646    84,448    383,825    293,236
                             --------- --------- ---------- ----------
                               53,680    40,439    178,629    141,573
Expenses
   Selling, general and
    administrative             30,093    23,536    107,797     79,086
   Research, development and
    engineering                 5,182     4,713     19,524     15,433
                             --------- --------- ---------- ----------
   Total Expenses              35,275    28,249    127,321     94,519
                             --------- --------- ---------- ----------

Operating Earnings from
   Continuing Operations       18,405    12,190     51,308     47,054

   Interest income               (303)     (446)      (868)    (1,814)
   Interest expense             4,607     1,716     11,995      7,122
   Other income                   (62)       --         --         --
   Loss on sale of business        --        --         66         --
   Loss (gain) on derivative
    financial instruments         (54)       --     (2,676)         1
                             --------- --------- ---------- ----------
Other Expense, Net              4,188     1,270      8,517      5,309
                             --------- --------- ---------- ----------

Income from Continuing
 Operations Before Income
 Taxes                         14,217    10,920     42,791     41,745
Income Tax Expense              4,805       415     13,050     10,461
                             --------- --------- ---------- ----------

Income from Continuing
 Operations                     9,412    10,505     29,741     31,284

Loss from Discontinued
 Operations, Net of Tax            --    (2,925)    (5,808)   (25,039)
                             --------- --------- ---------- ----------

Earnings Before Cumulative
 Effect of Change in
 Accounting                     9,412     7,580     23,933      6,245

Cumulative Effect of Change
 in Accounting, Net of Tax         --        --         --     (7,574)
                             --------- --------- ---------- ----------

Net Earnings (Loss)          $  9,412  $  7,580  $  23,933  $  (1,329)
                             ========= ========= ========== ==========

Earnings (Loss) Per Share--
 Basic:
   Continuing operations     $    .45  $    .51  $    1.42  $    1.51
   Discontinued operations         --      (.14)      (.27)     (1.21)
                             --------- --------- ---------- ----------
   Earnings per share before
    cumulative effect of
    change in accounting          .45       .37       1.15        .30
   Cumulative effect of
    change in accounting           --        --         --       (.37)
                             --------- --------- ---------- ----------

Earnings (Loss) Per Share--
 Basic                       $    .45  $    .37  $    1.15  $    (.07)
                             ========= ========= ========== ==========

Earnings (Loss) Per Share--
 Diluted:
   Continuing operations     $    .44  $    .50  $    1.41  $    1.49
   Discontinued operations         --      (.14)      (.28)     (1.19)
                             --------- --------- ---------- ----------
   Earnings per share before
    cumulative effect of
    change in accounting          .44       .36       1.13        .30
   Cumulative effect of
    change in accounting           --        --         --       (.36)
                             --------- --------- ---------- ----------

Earnings (Loss) Per Share--
 Diluted                     $    .44  $    .36  $    1.13  $    (.06)
                             ========= ========= ========== ==========

Weighted Average Number
 of Shares Outstanding --
 Basic                         21,035    20,776     20,900     20,751

Weighted Average Number
 of Shares Outstanding --
 Diluted                       21,248    21,017     21,105     21,021


Consolidated Balance Sheet
In thousands                                        Oct 31,   Oct 25,
                                                     2003      2002
                                                    --------  --------
Assets
Current Assets
     Cash and cash equivalents                     $131,363  $ 22,511
     Cash in escrow                                   4,536     3,500
     Short-term investments                          12,797        --
     Accounts receivable, net                        98,395    79,474
     Inventories                                     76,345    71,305
     Income tax refundable                            7,677     6,180
     Deferred income tax benefits                    16,529    25,069
     Prepaid expenses                                 7,030     6,193
                                                   --------- ---------
             Total Current Assets                   354,672   214,232

Property, Plant and Equipment, Net                  117,090   100,994
Net Assets of Discontinued Operations                    --    13,576

Other Non-Current Assets
     Goodwill, net                                  185,353   158,006
     Intangibles, net                               114,930    61,497
     Debt issuance costs, net                         6,301        --
     Other assets                                    22,284    22,650
                                                   --------- ---------
                                                   $800,630  $570,955
                                                   ========= =========

Liabilities and Shareholders' Equity
Current Liabilities
     Accounts payable                              $ 23,273  $ 28,018
     Accrued liabilities                             74,991    64,026
     Credit facilities                                2,312       424
     Current maturities of long-term debt            30,473       435
     Federal and foreign income taxes                 1,184        92
                                                   --------- ---------
             Total Current Liabilities              132,233    92,995

Long-Term Liabilities
     Long-term debt, net of current maturities      246,792   102,133
     Deferred income taxes                           27,325    21,386

Net Liabilities of Discontinued Operations              408        --
Shareholders' Equity                                393,872   354,441
                                                   --------- ---------
                                                   $800,630  $570,955
                                                   ========= =========


    CONTACT: Esterline Corporation
             Brian Keogh, 425/453-9400